UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2006

Alpha Motorsport, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-119930	20-1063591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 12th Street New Westminster, BC Canada	V3M 4H2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 525-3380

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 5, 2006, Registrant entered into a preliminary term sheet, whereby Healthcare Providers Direct, Inc., or its successor (HPD), an unrelated third party, shall effect a reverse merger into and with Alpha Motorsport, Inc. (Registrant). Among other provisions, the terms of the proposed merger provide that Registrant shall be listed on the US OTCBB, domiciled in the US and current in its SEC filings at the time of the merger. At Closing, assuming all terms of the agreement have been satisfied, Registrant shall cease its existing operations and shall be free of all material liabilities.

The pre-merger shareholders of Registrant at Closing shall own 23.7% - 44.9% of the fully diluted shares outstanding post-merger which ownership will be issued shall be based on HPD’s cash balance at Closing. At the Closing, HPD shall be required to have raised in its offering of its shares of Series B Preferred Stock (the “Series B Offering”) from the date hereof, a maximum of no more than $1,400,000. (In the event that the HPD raises less than $1,400,000 in its Series B Offering, the share percentage shall be calculated proportionally as set forth below). It is presently contemplated that Registrant will cancel the restricted shares outstanding and issue or reserve for issuance at the Closing, to existing shareholders of HPD in an amount equal to 55.1% - 76.3% of the outstanding shares Registrant, after giving effect to the Closing.

Additional Series B	Investments	Registrant%

	-	44.9%
	100,000	43.5%
	200,000	42.0%
	300,000	40.5%
	400,000	39.1%
	500,000	37.6%
	600,000	36.2%
	700,000	34.7%
	800,000	33.2%
	900,000	31.6%
	1,000,000	30.0%
	1,100,000	28.5%
	1,200,000	26.9%
	1,300,000	25.3%
Maximum	1,400,000	23.7%

Pursuant to the terms of the agreement, Registrant shall have $500,000 in cash at Closing except that the balance outstanding under the Bridge Loan may be included in the determination of Registrant liquidity, at the sole discretion of Registrant. Registrant shall sell all of the outstanding stock of its British Columbia operating subsidiary, Alpha Motorsport
Inc., which proceeds shall also be included in the determination of Registrant liquidity. Existing Registrant shareholders shall invest the capital necessary to meet the cash requirement in a Private Placement (the “Private Placement”). Any shares issued pursuant to this Private Placement shall be registered pursuant to the Registration Rights caption below. The
Private Placement shall be conducted in accordance with the applicable securities laws, to the satisfaction of HPD and its counsel.

The Bridge Loan to HPD shall be in an amount of $100,000 for general corporate purposes, subject to approval by the Registrant, which approval will not be unreasonably withheld, substantially as described in the "sources and uses" provided to the Investor. The bridge loan shall bear interest at 10% and shall be secured by a first lien on all of the assets of HPD. The Bridge Loan shall mature and be repaid upon the sooner of (i) Closing or (ii) January 20, 2007.

At closing, HPD shall issue warrants to Investa Capital Partners Inc. or its assignees (“Investa”) such that (a) Investa may purchase up to an additional $1.0 million of common stock of Registrant or (b) Registrant may require Investa to purchase up to an additional $1.0 million of common stock of Registrant. The warrants shall be exercisable at the Exercise Price by Investa in whole or in part for a period of 365 days after closing. The Exercise Price shall be calculated such that the pre-money equity value (Enterprise value less Total Debt) shall equal $7.5 million for the first $500,000 of warrants exercised (“Strike A”) and $10.0 million for the second $500,000 of warrants exercised (“Strike B”). Assuming HPD has the maximum cash balance at Closing, (i) the Tranche A Exercise Price shall be equal to $1.36 per share and such warrants will be exercisable for 367,647 shares of common stock and (ii) the Tranche B Exercise Price shall be equal to $1.81 per share and such warrants will be exercisable for 276,243 shares of common stock.

In the event the warrant holder has not exercised the warrants and until such time that HPD has raised an aggregate of $2.5 million in one or more PIPE financings, HPD may force conversion of the Investa Warrants subject to the terms below. HPD may force the exercise of up to $500,000 of Investa Warrants at Strike A no earlier than 90 days post-closing (“Tranche A”). HPD may force the exercise of up to an additional $500,000 of Investa Warrants at Strike B no earlier than (a) 90 days from the exercise of Tranche A and (b) an effective registration statement covering all the shares subject to issuance pursuant to the Investa Warrant. The Investa Warrants shall terminate on the one year anniversary of closing.

HPD agrees that the holders of the shares of Common Stock issued in the Private Placement or issuable on exercise of the warrants to be granted to Investa shall have demand and piggy-back registration rights, which will be exercisable in the event HPD completes a PIPE transaction and registers such shares (a “Registration Statement”). In the event that HPD fails to complete a PIPE transaction within eight months following the Closing, HPD will undertake to file a Registration Statement for such shares, along with the shares issued to holders of HPD’s Series A Preferred Stock and Series B Preferred Stock pursuant to the reverse merger, within 120 days from such date following the Closing (the “Demand Date”). HPD will have an obligation to respond to any SEC inquiries within Ten (10) business days and will use its best efforts to have the Registration Statement declared effective at the earlier of:

i. 180 days from the Demand Date; or
ii. 30 days after receiving a no-review status from the SEC.

To the extent necessary, the parties agree upon any lock-up or cut-backs of the shares to be registered.

Upon Acceptance of this term sheet, neither HPD nor its shareholders, affiliates, management or agent shall solicit other potential investors, other than investors for the Series B Stock
Offering of HPD, nor engage in any discussions or execute any agreements related to the sale or transfer of a significant portion of HPD’s assets or securities to any other party other than with Investa (except for the contemplated merger of Registrant into a subsidiary of HPD) until the earlier of the signing of definitive documents memorializing the provisions herein or January 20, 2007, or unless otherwise required pursuant to either parties fiduciary duties. Should both parties agree in writing that definitive documents shall not be executed pursuant to this term sheet, then HPD shall have no further obligations under this section.

Complete details of the proposed merger and bridge loan can be found in the Amended and Restated Summary of Proposed Terms for a Reverse Merger Acquisition of Healthcare Providers Direct Inc. and the Issuance of The Bridge Loan attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amended and Restated Summary of Proposed Terms for a Reverse Merger Acquisition of HealthCare Providers Direct Inc. and the Issuance of the Bridge Loan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MOTORSPORT, INC.

Date: December 11, 2006	By:	/s/ Vincent Markovitch
	Name:	Vincent Markovitch
	Title:	President

Exhibit Index

10.1	Amended and Restated Summary of Proposed Terms for a Reverse Merger Acquisition of HealthCare Providers Direct Inc. and the Issuance of the Bridge Loan